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                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 18, 2001 included in OnSpan Systems, Inc., formerly known as Network Systems International, Inc., Report on Form 8-K/A as filed on January 18, 2001, and all references to our Firm included in this registration statement.


/s/CROOKS & SETH, P.C.

Herndon, Virginia,
 July 26, 2001.